                   AMENDMENT NO.1 TO STOCK PURCHASE AGREEMENT


         THIS AMENDMENT NO. 1 TO STOCK PURCHASE AGREEMENT (this "Amendment") is entered into on February 5, 1998 by and among NATIONAL MEDICAL SYSTEMS, INC., an Arkansas corporation, (the "Company"), JAMES G. MOSLEY ("JGM"), JAMES S. MOSLEY ("JSM"), and WM. KENT MOSLEY ("WKM"), residents of the State of Arkansas, and JSM INVESTMENTS, LIMITED PARTNERSHIP, JGM INVESTMENTS, LIMITED PARTNERSHIP, and WKM INVESTMENTS, LIMITED PARTNERSHIP, each an Arkansas limited partnership (each of the foregoing limited partnerships are collectively referred to herein as, the "Partnership Shareholders"), and NATIONAL MEDICAL SYSTEMS, INC. EMPLOYEE STOCK OWNERSHIP TRUST, JULIE ANNE MOSLEY TRUST, UTA 8-12-97, WILLIAM ZACHARY MOSLEY TRUST, UTA 8-12-97, ASHLEY MARIE MOSLEY TRUST, CRYSTAL BROOKE MOSLEY TRUST, and STEVEN AUSTIN MOSLEY TRUST (the foregoing trusts are collectively referred to herein as the "Trust Shareholders" and, together with the Partnership Shareholders, collectively as the "Sellers"), AMERICAN HOMEPATIENT, INC., a Tennessee corporation ("Buyer") and AMERICAN HOMEPATIENT, INC., a Delaware corporation ("Parent").

                                    RECITALS:

     A. On or about December 23,1997, the parties entered into that certain Stock Purchase Agreement (the "Agreement") in connection with the sale by Sellers and the purchase by Buyer of all the outstanding common stock of the Company.

     B. The parties desire to amend the Agreement as set forth herein, (i) to more clearly describe the action contemplated to be taken by the Company prior to the Closing with respect to its Benefit Plans, (ii) to alter the payees under the Purchase Price Note, and (iii) to replace certain Exhibits to the Agreement.

     NOW, THEREFORE, in consideration of the mutual promises and agreements set forth herein, the parties agree as follows:

     1. Defined Terms. Capitalized terms used in this Amendment and not otherwise defined shall have the meanings ascribed to such terms in the Agreement.

     2. Correction of Reference to Payees on Purchase Price Note. The identity of the payees on the Purchase Price Note is hereby modified by deleting Section 1.2(2) of the Agreement in its entirety, and inserting and substituting in its place the following language:

          "(2) One Million and No/100 Dollars ($1,000,000.00) by a




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          purchase price note (the "Purchase Price Note"), the form of which is attached as Replacement Exhibit 1.2(2) which Purchase Price Note is to be payable to the Sellers, excluding the National Medical Systems, Inc. Employee Stock Ownership Trust, in the respective percentages set forth in the Purchase Price Note; and".

     3. Benefit Plan Amendments/Termination. Section 5.12 of the Agreement is deleted in its entirety, and the following language shall be substituted in its place:

               "5.12 Termination of Participation in Benefit Plans; Buyer Responsibility Post-Closing. JGM, JSM, WKM and the Partnership Shareholders will cause the Company and Subsidiaries to take all necessary action prior to Closing (1) to permit immediate termination of the National Medical Systems, Inc. Employee Stock Ownership Plan (the "ESOP Plan") and, as promptly as practicable following a subsequent favorable determination from the Internal Revenue Service, distribute the assets in the ESOP Plan to the participants thereunder in accordance with its terms and pursuant to the provisions of applicable law, (2) to permit an immediate "freeze" the National Medical Rentals, Inc. 401(k) Plan and Trust (the "401(k) Plan") and authorize the trustee under the 401(k) Plan to administer the 401(k) Plan as a frozen plan with a permanent discontinuance of all employer and employee contributions thereunder, and a freezing of all future benefit accruals, in accordance with its terms and the provisions of applicable law, without further cost to the Company, (3) to ensure that all Benefit Plans are in compliance with all applicable laws and
          (4) to ensure that the transaction contemplated by this Agreement will not cause the disqualification of the Benefit Plans. Buyer shall be responsible for providing employee benefits for all employees of Company and Subsidiaries who continue with the Company or Subsidiaries after Closing, pursuant to Buyer's employee benefit plans, on terms and conditions substantially equivalent to those provided for Buyer's employees similarly situated, except where otherwise contemplated by this Agreement."

     4. Replacement of Exhibits. Exhibits 1.2, 1.2(2), 1.2(3) and 5.14 to the Agreement are each hereby deleted, and replacement Exhibits in the forms attached hereto shall be substituted in their entirety for the respective exhibits so replaced.



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     5. Other Provisions of Agreement Unaffected. Except to the extent specifically amended by the provisions of this Amendment, the Agreement as originally executed and delivered among the parties shall continue unabated in its entirety and in full force and effect in all respects.

     6. Controlling Law. This Amendment will be construed, interpreted and enforced in accordance with the substantive laws of the State of Tennessee, without giving effect to its conflicts of laws provisions.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                       "COMPANY":

                                       NATIONAL MEDICAL SYSTEMS, INC.


                                       By: /s/ James S. Mosley
                                           -----------------------------------
                                       Title: Chairman & CEO


                                       /s/ James G. Mosley
                                       ---------------------------------------
                                       JAMES G. MOSLEY


                                       /s/ James S. Mosley
                                       ---------------------------------------
                                       JAMES S. MOSLEY


                                       /s/ Wm. Kent Mosley
                                       ---------------------------------------
                                       WM. KENT MOSLEY

                                       "SELLERS":

                                       NATIONAL MEDICAL SYSTEMS, INC.
                                       EMPLOYEE STOCK OWNERSHIP TRUST


                                       By:  /s/ James S. Mosley
                                            ------------------------------------
                                            JAMES STEVEN MOSLEY, TRUSTEE


                                       JULIE ANNE MOSLEY TRUST, UTA 8-12-97



                                       By:  /s/ Phil Herrington
                                            ------------------------------------
                                            PHIL HERRINGTON, TRUSTEE


                                       WILLIAM ZACHARY MOSLEY TRUST, UTA 8-12-97



                                       By:  /s/ Phil Herrington
                                            ------------------------------------
                                            PHIL HERRINGTON, TRUSTEE

                                       ASHLEY MARIE MOSLEY TRUST



                                       By: /s/ Phil Herrington
                                           -------------------------------------
                                           PHIL HERRINGTON, TRUSTEE

                                       CRYSTAL BROOKE MOSLEY TRUST



                                       By:  /s/ Phil Herrington
                                            ------------------------------------
                                            PHIL HERRINGTON, TRUSTEE

                                       STEVEN AUSTIN MOSLEY TRUST



                                       By:  /s/ Phil Herrington
                                            ------------------------------------
                                            PHIL HERRINGTON, TRUSTEE

                                       JSM INVESTMENTS, LIMITED
                                       PARTNERSHIP

                                       By: JAMES STEVEN MOSLEY
                                           ENTERPRISE, INC., general partner


                                       By:  /s/ James S. Mosley
                                            ------------------------------------
                                       Its: President

                                       JGM INVESTMENTS, LIMITED
                                       PARTNERSHIP

                                       By:  JAMES GORDON MOSLEY
                                            ENTERPRISE, INC., general partner


                                            By:  /s/ James Mosley
                                                 -------------------------------
                                            Its: President

                                       WKM INVESTMENTS, LIMITED
                                       PARTNERSHIP

                                       By: WM. KENT MOSLEY ENTERPRISE,
                                           INC., general partner


                                           By: /s/ Wm. Kent Mosley
                                               ---------------------------------
                                           Its: President



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                                       "BUYER":

                                       AMERICAN HOMEPATIENT, INC., a
                                       Tennessee corporation


                                       By: /s/ Rita Hill
                                           -------------------------------------
                                       Title: Sr. Vice President

                                       "PARENT":

                                       AMERICAN HOMEPATIENT, INC., a
                                       Delaware corporation


                                       By: /s/ Rita Hill
                                           -------------------------------------
                                       Title: Sr. Vice President